Exhibit 10.25

Amendment No. 18

to

Inventory Support & Services Agreement

This Amendment No. 18 (“Amendment”) to the Inventory Support & Services Agreement between Delta Air Lines, Inc (“Delta”) and MN Airlines, LLC (“MN Airlines”) dated both October 8, 2003 and October 27, 2003, (as amended, the “Agreement”), shall be effective as of May 15, 2019 (“Effective Date”).

WHEREAS, the parties have entered into the Agreement for the provision of certain maintenance services to MN Airlines; and

WHEREAS, the parties wish to amend the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

1.	All capitalized terms used herein but not defined shall have the meaning ascribed to them in the Agreement.

2.	Annex A1 is hereby deleted in its entirety and replaced with a new Annex A1, which is attached hereto as Attachment 1.

3.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

MN AIRLINES, LLC dba Sun Country Airlines		DELTA AIR LINES, INC.

By:	/s/ Craig Hirman	By:	/s/ Sonny Stern
Name:	Craig Hirman	Name:	Sonny Stern
Title:	Senior Director Aircraft Maintenance & Engineering	Title:	MD MRO Services

Attachment 1 to Amendment

ANNEX A1

Description of Aircraft

Registration #	Serial Number	Date of Manufacture	Effective Date for Additional Aircraft
N710SY	30241	Dec-2001
N711SY	30245	Jan-2002
N713SY	30635	Nov-2000
N716SY	30629	Dec-2001
N801SY	30332	Feb-2001
N804SY	30689	Aug-2001
N805SY	30032	Nov-2001
N808SY	33021	Mar-2005
N809SY	30683	Mar-2005
N813SY	28237	Feb-2001
N814SY	30620	Oct-2001
N815SY	30623	May-2002
N816SY	30637	Mar-2001
N817SY	30392	Apr-2001
N819SY	34254	Mar-2006
N820SY	39951	Nov-2014
N821SY	39952	Dec-2014
N822SY	33017	Oct-2004
N823SY	33971	Dec-2001
N824SY	33976	Jun-2005
N825SY	34410	April 2006
N826SY	34411	May 2006
N827SY	34412	May 2006
N828SY	34413	June 2006
N829SY	34414	June 2006
N830SY	28249	May 2002
N831SY	30706	August 2001
N832SY	40243	March 2011	May 17, 2019
N833SY	40244	April 2011	May 23, 2019
N834SY	40245	May 2011	June 23, 2019

In the event MN Airlines adds an additional aircraft to the fleet of Aircraft, that is reasonably determined by Delta to cause a material increase to Delta’s cost to provide the Services (as measured on a per Aircraft basis), Delta reserves the right to adjust the PBTH Rate for that particular additional aircraft upon thirty (30) days’ advance written notice. During such thirty (30) day notice period, upon request from MN Airlines, the parties shall negotiate in good faith to determine an alternative way of compensating Delta for the increase in cost caused by the particular additional Aircraft (such as a one-time payment from MN Airlines), provided that if mutual agreement on such alternative is not reached by the parties, the increased rate shall go into effect as one of the end of such thirty (30) day period for that particular aircraft.